Exhibit 21.01

NuStar Energy L.P.

and its Subsidiaries

Name of Entity	State of Incorporation
Aves Depoculuk VE Antrepoculuk Hizmetleri A.S.	Turkey
Bicen Development Corporation N.V.	St. Eustatius, Netherlands
Cooperatie NuStar Holdings U.A.	Netherlands
Diamond K Limited	Bermuda
Kaneb Management, LLC	Delaware
Kaneb Management Company LLC	Delaware
LegacyStar, Inc.	Delaware
LegacyStar Investment, LLC	Delaware
LegacyStar, LLC	Delaware
LegacyStar Services, LLC	Delaware
NS Security Services, LLC	Delaware
NuStar Asphalt Chickasaw, LLC	Texas
NuStar Asphalt Holdings, Inc.	Delaware
NuStar Asphalt Holdings, LLC	Delaware
NuStar Asphalt Refining, LLC	Delaware
NuStar Burgos, LLC	Delaware
NuStar Caribe Terminals, Inc.	Delaware
NuStar Eastham Limited	England

Name of Entity	State of Incorporation
NuStar Energy Services, Inc.	Delaware
NuStar GP, Inc.	Delaware
NuStar Grangemouth Limited	England
NuStar Holdings B.V.	Netherlands
NuStar Internacional, S de R.L. de C.V.	Mexico
NuStar Logistics, L.P.	Delaware
NuStar Marketing LLC	Delaware
NuStar Pipeline Company, LLC	Delaware
NuStar Pipeline Holding Company, LLC	Delaware
NuStar Pipeline Operating Partnership L.P.	Delaware
NuStar Pipeline Partners L.P.	Delaware
NuStar Technology, Inc.	Delaware
NuStar Terminals B.V.	Netherlands
NuStar Terminals Antilles N.V.	Curacao
NuStar Terminals Canada Co.	Nova Scotia
NuStar Terminals Canada Holdings Co.	Nova Scotia
NuStar Terminals Canada Partnership	Nova Scotia
NuStar Terminals Corporation N.V.	Curacao/Netherlands
NuStar Terminals Delaware, Inc.	Delaware
NuStar Terminals International N.V.	Curacao
NuStar Terminals Limited	England
NuStar Terminals Marine Services N.V.	St. Eustatius, Netherlands
NuStar Terminals New Jersey, Inc.	Delaware

Name of Entity	State of Incorporation
NuStar Terminals N.V.	St. Eustatius, Netherlands
NuStar Terminals Operations Partnership L.P.	Delaware
NuStar Terminals Partners TX L.P.	Delaware
NuStar Terminals Services, Inc.	Delaware
NuStar Terminals Texas, Inc.	Delaware
NuStar Texas Holdings, Inc.	Delaware
Petroburgos, S. de R.L. de C.V.	Mexico
Point Tupper Marine Services Co.	Nova Scotia
Saba Company N.V.	St. Eustatius, Netherlands
Seven Seas Steamship Company (Sint Eustatius) N.V.	St. Eustatius, Netherlands
Shore Terminals LLC	Delaware
ST Linden Terminal, LLC (joint venture)	Delaware
Texas Energy Services LLC	Delaware